                                                                   Exhibit 99.1


Contact:                                                             Investors:
PXRE Group Ltd.                                                  KCSA Worldwide
John Modin                                                       Michael Cimini
Chief Financial Officer                                            212-896-1233
441-296-5858                                                   mcimini@kcsa.com
john.modin@pxre.com                                            ----------------
-------------------


PXRE Group Ltd.                                                NEWS RELEASE

PXRE House                                                      [PXRE LOGO]
110 Pitts Bay Road, Pembroke HM 08
Bermuda
441 296 5858
441 296 6162 FAX


                           PXRE REPORTS SECOND QUARTER
                            NET INCOME INCREASED 51%
                            ------------------------
                   COMPANY DECLARES REGULAR QUARTERLY DIVIDEND

         HAMILTON, Bermuda -- (PR Newswire) - August 4, 2004 -- PXRE Group Ltd. (NYSE: PXT) today announced results for the second quarter ended June 30, 2004. Highlights for the quarter included:

         o  Net income increased 51% to $32.3 million from $21.5 million
         o Net operating income per diluted common share was $1.21 compared to $0.92
         o  Underwriting income was up 61%
         o On a fully diluted basis, book value per share was $23.21 at June 30, 2004
         o  Annualized return on equity was 22.4%

         Jeffrey L. Radke, the President & Chief Executive Officer of PXRE Group, commented, "We are pleased with this quarter's results. Our Cat & Risk business continues to perform exceptionally well in this attractive rate environment. The market continues to behave as we anticipated with only moderate rate reductions in peak zones. We have continued to increase our U.S. catastrophe and worldwide retrocessional books of business, as the returns offered at these rate levels remain attractive. Larger rate reductions occurred in some non-peak zones such as Latin America and Australia. We have taken appropriate steps, trimming exposure in those areas which no longer generate adequate returns on capital. Overall, we expect moderate growth for the full year in our Cat and Risk net premiums earned."

         Radke continued, "During the quarter, we completed the re-focus of PXRE by exiting the Finite risk line of business. As a result, the Finite risk business is now included in our Exited Lines segment.

         Our decision to maintain a short duration fixed income portfolio reduced the impact of interest rate hikes in the quarter. Our hedge fund portfolio again showed its resiliency, as it was modestly profitable in a quarter in which many hedge fund indices were negative.

         PXRE is well positioned for the remainder of 2004 and 2005. We believe that PXRE's disciplined underwriting skills, advanced technology, unequalled experience in trading through market cycles and long standing franchise will continue to produce attractive returns on equity, assuming normalized loss activity."

         As a result of a planned premium reduction in the Company's Exited Lines segment, revenue declined 20% for the second quarter of 2004 to $74.7 million from $93.8 million for the same period a year ago. Net premiums earned for the quarter decreased 17% to $69.6 million from $84.0 million for the year-earlier period. Net premiums earned in the Company's core Catastrophe and Risk Excess segment for the quarter were $66.2 million compared to $68.6 million for the year-earlier period.


                                        REVENUES AND NET PREMIUMS EARNED
-----------------------------------------------------------------------------------------------------------------
                                    THREE MONTHS ENDED                         SIX MONTHS ENDED
($000's)                                 JUNE 30,                                  JUNE 30,
                               ------------------------------ ---------- -----------------------------
                                   2004            2003       CHANGE %        2004           2003      CHANGE %
                               -------------- --------------- ---------- --------------- ------------- ----------
Revenues                       $     74,704   $     93,790      (20)     $    151,213    $   185,313     (18)
                               ============== ===============            =============== =============
Net Premiums Earned:
   Cat & Risk Excess           $     66,187   $     68,621       (4)     $    132,382    $   130,320       2
   Exited                             3,378         15,394      (78)            6,135         38,468     (84)
                               -------------- ---------------            --------------- -------------
                               $     69,565   $     84,015      (17)     $    138,517    $   168,788     (18)
                               ============== ===============            =============== =============


         Net premiums written decreased 12% to $51.2 million for the second quarter of 2004 from $58.0 million for the same period of 2003. The decrease reflects a planned reduction in the Exited Lines segment. Net premiums written in the Company's core Catastrophe and Risk Excess segment were $48.5 million compared to $53.1 million for the year-earlier period.


                                              NET PREMIUMS WRITTEN
-----------------------------------------------------------------------------------------------------------------
                                    THREE MONTHS ENDED                         SIX MONTHS ENDED
($000's)                                 JUNE 30,                                  JUNE 30,
                               ------------------------------ ---------- ------------------------------ ---------
                                   2004            2003       CHANGE %        2004           2003       CHANGE %
                               -------------- --------------- ---------- --------------- -------------- ---------
Net Premiums Written:
   Cat & Risk Excess           $     48,481   $     53,097       (9)     $    137,323    $   142,408      (4)
   Exited                             2,743          4,948      (45)            3,613          8,981      (60)
                               -------------- ---------------            --------------- --------------
                               $     51,224   $     58,045      (12)     $    140,936    $   151,389      (7)
                               ============== ===============            =============== ==============

         Net investment income for the second quarter of 2004 decreased 43% to $4.9 million from $8.6 million for the corresponding period of 2003 primarily as a result of a $4.4 million decrease in income from hedge funds, offset by $1.0 million of additional income from the fixed maturity and short-term investment portfolios. The return of PXRE's hedge fund portfolio was 0.7% for the second quarter of 2004 compared to 4.7% for the second quarter of 2003. Net realized investment gains were insignificant for the second quarters of both 2004 and 2003. Interest expense for the second quarter of 2004 was $3.5 million compared to $2.7 million for the comparable quarter of 2003. The increase reflects an additional $30.9 million of trust preferred securities issued since June 30, 2003, and the effect of a full quarter's interest expense on the $33.5 million of trust preferred securities issued during the quarter ended June 30, 2003.

         PXRE's GAAP loss ratio for the second quarter of 2004 was 26.0% compared with 53.1% for the second quarter of 2003. The loss ratio in the Company's core Catastrophe and Risk Excess segment was 21.3%, reflecting the low level of catastrophic events in the quarter. The expense ratio was 28.5% for the second quarter of 2004 compared to 28.6% in the year-earlier quarter.


                                                  GAAP RATIOS
-----------------------------------------------------------------------------------------------------------------
                                                  THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                       JUNE 30,                            JUNE 30,
                                         ------------------------------------- ----------------------------------
                                               2004               2003              2004              2003
                                         ------------------ ------------------ ---------------- -----------------
Loss Ratio, All Lines                           26.0%             53.1%              26.2%            45.8%
Expense Ratio                                   28.5              28.6               29.6             30.8
                                         ------------------ ------------------ ---------------- -----------------
Combined Ratio                                  54.5%             81.7%              55.8%            76.6%
                                         ================== ================== ================ =================

Loss Ratio, Cat & Risk Excess                   21.3%             42.1%              23.5%            29.2%


         Net income reflects a tax rate of 2.0% for the second quarter of 2004 compared to 1.7% for the second quarter of 2003.

         During the second quarter of 2004, PXRE recorded after-tax unrealized depreciation in investments of $14.9 million in other comprehensive income which resulted in a $0.54 decrease in book value. The cause of this decrease in value was primarily an increase in interest rates during the quarter.

         Net operating income was $32.8 million or $1.21 per diluted common share during the second quarter of 2004 compared to $21.2 million or $0.92 per diluted common share for the corresponding period of 2003. Net operating income is a non-GAAP financial measure. A reconciliation of net operating income to net income is set forth in the attached schedule of Unaudited Financial Highlights. This reconciliation discloses adjustments, net of tax, excluded from net income because management does not consider these items to be an integral part of the Company's performance or indicative of trends in its business operations in a particular period. The excluded items may be material in a period. Management believes that providing non-GAAP financial measures such as net operating income provides useful information regarding PXRE's results of operations consistent with industry practices, which enables investors, security analysts and rating agencies to make performance comparisons with PXRE's competitors.

         On a fully diluted basis, book value per share increased to $23.21 per share at June 30, 2004 from $23.02 per share at March 31, 2004. The June 30, 2004 book value amount reflects the after-tax unrealized depreciation in investments of $0.54 mentioned above.

         Separately, the Company announced that its Board of Directors has declared a regular quarterly cash dividend of $0.06 per common share. The dividend will be paid on August 30, 2004, to shareholders of record as of August 16, 2004.

         PXRE - with operations in Bermuda, Barbados, the United States and Europe - provides reinsurance products and services to a worldwide marketplace. The Company's primary focus is providing property catastrophe reinsurance and retrocessional coverage. The Company also provides marine, aviation and aerospace products and services. The Company's shares trade on the New York Stock Exchange under the symbol "PXT."

         PXRE Group Ltd. is scheduled to hold a conference call with respect to its second quarter financial results on Thursday, August 5, 2004 at 10:00 a.m. Eastern Time.

         A live webcast of the conference call will be available online at www.pxre.com. The dial-in numbers are (800) 314-7867 for domestic callers and
(719) 867-0640 for international callers. The reservation number for both is 186855.

         Quarterly financial statements are expected to be available on the Company's website under the press release section of News and Events after market close on August 4, 2004. To request other printed investor material from PXRE or additional copies of this news release, please call (441) 296-5858, send e-mail to Investor.Relations@pxre.com, or visit www.pxre.com.

         Statements in this release that are not strictly historical are forward-looking and are based upon current expectations and assumptions of management. Statements included herein, as well as statements made by or on behalf of PXRE in its communications and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, which are not historical in nature are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 as amended. These forward-looking statements, identified by words such as "intend," "believe," "anticipate," or "expects" or variations of such words or similar expressions are based on current expectations, speak only as of the date hereof, and are subject to risk and uncertainties. In light of the risks and uncertainties inherent in all future projections, these forward-looking statements in this report should not be considered as a representation by us or any other person that the Company's objectives or plans will be achieved. The Company cautions investors and analysts that actual results or events could differ materially from those set forth or implied by the forward-looking statements and related assumptions, depending on the outcome of certain important factors including, but not limited to, the following: (i) because of exposure to catastrophes, PXRE's financial results may vary significantly from period to period; (ii) The Company may be overexposed to losses in certain geographic areas for certain types of catastrophe events; (iii) PXRE operates in a highly competitive environment; (iv) reinsurance prices may decline, which could affect the Company's profitability; (v) underwriting reinsurance includes the application of judgment, the assessment of probabilities and outcomes, and assumption of correlations, which are subject to inherent uncertainties; (vi) reserving for losses includes significant estimates which are also subject to inherent uncertainties; (vii) a decline in the credit rating assigned to the Company's claim-paying ability may impact its potential to write new or renewal business;
(viii) a decline in the Company's ratings may require us to transfer premiums retained by us into a beneficiary trust or may allow clients to terminate their contract with us; (ix) The Company's investment portfolio is subject to market and credit risks which could result in a material adverse impact on its financial position or results; (x) because PXRE depends on a few reinsurance brokers for a large portion of revenue, loss of business provided by them could adversely affect us; and the Company's reliance on reinsurance brokers exposes us to their credit risk; (xi) The Company may be adversely affected by foreign currency fluctuations; (xii) retrocessional reinsurance subjects us to credit risk and may become unavailable on acceptable terms; (xiii) the impairment of the Company's ability to provide collateral to cedents could affect its ability to offer reinsurance in certain markets; (xiv) the reinsurance business is historically cyclical, and the Company may experience periods with excess underwriting capacity and unfavorable premium rates; conversely, PXRE may have a shortage of underwriting capacity when premium rates are strong; (xv) regulatory constraints may restrict the Company's ability to operate its business; (xvi) contention by the United States Internal Revenue Service that the Company or its offshore subsidiaries are subject to U.S. taxation could result in a material adverse impact on the Company's financial position or results; and (xvii) changes in tax laws, tax treaties, tax rules and interpretations could result in a material adverse impact on the Company's financial position or results. In addition to the factors outlined above that are directly related to PXRE's business, PXRE is also subject to general business risks, including, but not limited to, adverse state, federal or foreign legislation and regulation, adverse publicity or news coverage, changes in general economic factors, the loss of key employees and other factors set forth in PXRE's SEC filings. The factors listed above should not be construed as exhaustive. Therefore, actual results or outcomes may differ materially from what is expressed or forecasted in such forward-looking statements.

         PXRE undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events (including catastrophe events), or otherwise.

                                 PXRE GROUP LTD.
                         UNAUDITED FINANCIAL HIGHLIGHTS
                 (Dollars in thousands except per share amounts)


                                                                      THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                           JUNE 30,                      JUNE 30,
                                                                 ------------------------------ ----------------------------
                                                                     2004            2003           2004          2003
                                                                     ----            ----           ----          ----
Gross premiums written                                           $     52,914   $     66,378    $    160,317  $    178,848
                                                                 ============   ============    ============  ============
Net premiums written                                             $     51,224   $     58,045    $    140,936  $    151,389
                                                                 ============   ============    ============  ============

Revenues                                                         $     74,704   $     93,790    $    151,213  $    185,313
Losses and expenses                                                   (41,708)       (71,941)        (85,580)     (138,348)
                                                                 ------------   ------------    ------------  ------------
Income before income taxes and cumulative effect of accounting
     change                                                            32,996         21,849          65,633        46,965
Income tax provision                                                     (660)          (371)         (1,313)       (1,880)
                                                                 ------------   ------------    ------------  ------------
Income before cumulative effect of accounting change and
     convertible preferred share dividends                             32,336         21,478          64,320        45,085
Cumulative effect of accounting change, net of $0.2 million
     tax expense                                                            -              -          (1,053)            -
                                                                 ------------   ------------    ------------  ------------
Net income before convertible preferred share dividends          $     32,336   $     21,478    $     63,267  $     45,085
                                                                 ============   ============    ============  ============
Net income per diluted common share                              $       1.20   $       0.93    $       2.37  $       1.96
                                                                 ============   ============    ============  ============
Average shares outstanding (000's)                                     27,021         23,183          26,664        22,959

Net income before convertible preferred share dividends          $     32,336   $     21,478    $     63,267  $     45,085
Adjustments, net of tax:
     Realized investment losses (gains)                                   304            (72)            283           (84)
     Cumulative effect of accounting change                                 -              -           1,053             -
     Severance, net of pension gain                                         -              -           1,020             -
     Foreign exchange losses (gains)                                      133           (164)            338           113
                                                                 ------------   ------------    ------------  ------------
 Net operating income (1)                                        $     32,773   $     21,242    $     65,961  $     45,114
                                                                 ============   ============    ============  ============


Net income per diluted common share                              $       1.20   $       0.93    $       2.37  $       1.96
Adjustments, net of tax:
     Realized investment gains                                           0.01              -            0.01             -
     Cumulative effect of accounting change                                 -              -            0.04             -
     Severance, net of pension gain                                         -              -            0.04             -
     Foreign exchange losses (gains)                                        -          (0.01)           0.01             -
                                                                 ------------   ------------    ------------  ------------
     Net operating income per diluted common share (1)           $       1.21   $       0.92    $       2.47  $       1.96
                                                                 ============   ============    ============  ============

GAAP RATIOS:
   Loss ratio                                                            26.0%          53.1%           26.2%         45.8%
   Expense ratio                                                         28.5%          28.6%           29.6%         30.8%
                                                                 ------------   ------------    ------------  ------------
   Combined ratio                                                        54.5%          81.7%           55.8%         76.6%
                                                                 ============   ============    ============  ============
LOSSES INCURRED BY SEGMENT:
   Cat & Risk Excess                                                   14,095         28,919         31,123         38,003
   Exited                                                               3,982         15,735          5,093         39,251
                                                                 ------------   ------------    -----------   ------------
                                                                 $     18,077   $     44,654    $    36,216   $     77,254
                                                                 ============   ============    ===========   ============



                                                                      THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                           JUNE 30,                      JUNE 30,
                                                                     2004            2003           2004          2003
                                                                     ----            ----           ----          ----
COMMISSION AND BROKERAGE, NET OF FEE INCOME BY SEGMENT:
   Cat & Risk Excess                                                    8,864          7,149         15,995        17,262
   Exited                                                               1,088          6,361          2,530        14,978
                                                                 ------------   ------------    -----------   -----------
                                                                 $      9,952   $     13,510    $    18,525   $    32,240
                                                                 ============   ============    ===========   ===========


UNDERWRITING INCOME (LOSS) BY SEGMENT: (2)
   Cat & Risk Excess                                                   43,228         32,553         85,264        75,055
   Exited                                                              (1,692)        (6,702)        (1,488)      (15,761)
                                                                 ------------   ------------    -----------   -----------
                                                                 $     41,536   $     25,851    $    83,776   $    59,294
                                                                 ============   ============    ===========   ===========






                                                                                                 JUNE 30,      DEC. 31,
FINANCIAL POSITION:                                                                               2004           2003
                                                                                              -------------- --------------
   Cash and investments                                                                       $ 1,056,944    $ 1,012,327
   Total assets                                                                                 1,396,241      1,359,647
   Reserve for losses and loss expenses                                                           428,469        450,635
   Shareholders' equity                                                                           635,204        564,516
   Book value per common share (3)                                                                  23.21          22.24
   Return on equity                                                                                22.4%(4)         19.2%
   Statutory surplus:
      PXRE Reinsurance Ltd.                                                                       499,124(5)     425,839
      PXRE Reinsurance Company                                                                    427,481(6)     425,210
   Ratings (A.M. Best/ S&P):
      PXRE Reinsurance Ltd.                                                                           A/A            A/A
      PXRE Reinsurance Company                                                                        A/A            A/A




                                                                       THREE MONTHS ENDED            SIX MONTHS ENDED
                                                                            JUNE 30,                     JUNE 30,
                                                                  ----------------------------- ----------------------------
                                                                      2004           2003           2004          2003
                                                                      ----           ----           ----          ----
UNDERWRITING  INCOME  RECONCILED  TO INCOME  BEFORE INCOME
   TAXES AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE:
   Net underwriting income (2)                                    $     41,536  $     25,851    $     83,776  $     59,294
   Net investment income                                                 4,915         8,557          11,784        14,032
   Net realized investment (losses) gains                                  (38)          110              51           109
   Other operating expenses                                             (9,868)      (10,488)        (22,488)      (19,664)
   Foreign exchange (losses) gains                                         (94)          492            (360)          252
   Interest expense                                                     (3,455)       (2,673)         (7,130)       (7,037)
   Other                                                                     -             -               -           (21)
                                                                  ------------  ------------    ------------  ------------
   Income before income taxes and cumulative effect of
     accounting change                                            $     32,996  $     21,849    $     65,633  $     46,965
                                                                  ============  ============    ============  ============




(1) Net operating income (a non-GAAP financial measure) is net income excluding after-tax realized investment gains and losses, cumulative effect of accounting change, severance expenses, net of a pension gain and foreign exchange losses. These items are excluded because management does not consider these items to be an integral part of the Company's performance or indicative of trends in the business operations in a particular period. The excluded items may be material in a period. Management believes that providing non-GAAP financial measures such as net operating income provides useful information regarding PXRE's results of operations consistent with industry practices, which enables investors, security analysts and rating agencies to make performance comparisons with PXRE's competitors.

(2) Underwriting Income (Loss) by Segment (a GAAP financial measure): The Company's reported underwriting results are its best measure of profitability for its individual underwriting segments and accordingly are disclosed in the footnotes to the Company's financial statements required by SFAS 131, Disclosures about Segments of an Enterprise and Related Information. Underwriting Income (Loss) by Segment is calculated by subtracting losses incurred and commission and brokerage, net of fee income from net earned premiums. PXRE does not allocate net investment income, net realized investment gains, interest expense, other operating expenses or foreign exchange gains or losses to its respective underwriting segments.

(3)  After considering convertible preferred shares.

(4)  Annualized.

(5)  Estimated and before inter-company eliminations.

(6)  Estimated.


These preliminary financial statements are unaudited and do not include footnotes that customarily accompany a complete set of financial statements; these footnotes will be furnished when the Company makes its filing on Form 10-Q for the quarter ended June 30, 2004.






                                     -END-